                                                                   EXHIBIT 10.27





                           HILTON HOTELS CORPORATION
                           MASTER LICENSE AGREEMENT
                                     FOR
                                  CAIS, INC.

                               TABLE OF CONTENTS

Paragraph                                                          Page No.
---------                                                          --------

1.  LICENSE............................................................1

2.  USE OF LICENSED AREA...............................................2

3.  TERM OF INDIVIDUAL HOTELS..........................................2

4.  FEES...............................................................3

5.  INSTALLATION AND OPERATING PROCEDURES..............................4

6.  INTERFERENCE.......................................................6

7.  MAINTENANCE AND REMOVAL OF LICENSEE'S EQUIPMENT; SITE MAINTENANCE..7

8.  HAZARDOUS SUBSTANCES...............................................8

9.  INSURANCE..........................................................9

10. INDEMNITIES........................................................9

11. LIMITATION ON CONSEQUENTIAL DAMAGES; DISCLAIMER OF WARRANTIES.....11

12. LIENS.............................................................11

13. OWNERSHIP.........................................................12

14. LICENSOR RIGHT TO ENTER OR GRANT ENTRY............................12

15. LICENSEE'S PROPERTY...............................................12

16. TERMINATION.......................................................12

17. HOLDING OVER......................................................14

18. SUBLICENSING AND ASSIGNMENT.......................................14

19. RELOCATIONS OF LICENSED AREA AND OR THE EQUIPMENT.................15

20. NATURE OF LICENSE.................................................15

21. NOTICES...........................................................16

22. DEFAULT UNDER OTHER LICENSE.......................................16

23. ACCESS TO THE SERVICES............................................16

24. REPRESENTATIONS AND WARRANTIES OF LICENSEE........................17

25. INDEPENDENT CONTRACTOR............................................17

26. DRAFTING AND PREPARATION..........................................17

27. MISCELLANEOUS.....................................................17

28. SEVERABILITY......................................................19

29. ENTIRE AGREEMENT..................................................19

EXHIBIT A LIST OF EQUIPMENT..........................................A-1

EXHIBIT B ARBITRATION PROVISIONS.....................................B-1

SCHEDULE 1 LIST OF HOTELS............................................S-1

OPTION ADDENDUM.....................................................OD-1

                           MASTER LICENSE AGREEMENT

        THIS MASTER LICENSE AGREEMENT dated for reference purposes only, December 23, 1998, by and between Hilton Hotels Corporation, a Delaware. corporation, (hereinafter referred to as "Licensor"), and CAIS, Inc. a Virginia corporation (hereinafter referred to as "Licensee").

                             W I T N E S S E T H:
                             -------------------

        WHEREAS, Licensor operates a national chain of hotels in various cities of the United States commonly known as the Hilton Hotels; and

        WHEREAS, Licensee has devised a commercial, high speed data communications service as more particularly defined in Paragraph 2 (the "Service") and desires to make the Service available to Licensor and third parties at Licensor Hotels: and

        WHEREAS, Licensor has agreed to license to Licensee the nonexclusive right to place equipment for the provision of the Service (the "Equipment") in certain guest rooms and other areas within the specific hotels named in riders attached as Participating Hotel Site Acknowledgement (the "Riders") and the respective Hotels (the "Hotels") included are subject to increase or decrease from time to time; and

        WHEREAS, Licensor desires to grant to Licensee the right to install and operate the Equipment necessary for the Service at the Hotels and Licensee desires to acquire such right;

        NOW, THEREFORE, the parties agree as follows:

                                   AGREEMENT
                                   ---------

          1.  LICENSE
              -------

              a. Licensor hereby licenses to Licensee, and Licensee hereby Licenses from Licensor, the nonexclusive right to use certain areas and existing telephone wiring for the installation and operation of the Equipment for the Service in certain guest rooms and other areas to be determined from time to time by Licensor within the Hotels. The certain area, as they may be changed by Licensor from time to time hereinafter shall be collectively called the "Licensed Area".

               b. Licensee shall, at it sole cost and expense, install maintain, operate, repair, upgrade and replace and Equipment and construct any other improvements necessary including connections for power and telephone lines, as further defined in Paragraph 5 hereof.

              c. At each of the (participating) Hotels, Licensee shall install the Service in all Meeting Rooms and in a minimum of (a) 200 Guest Rooms where the (participating) Hotel has 400 or greater Guest Rooms, or (b) 50% of the Guest Rooms where the (participating) Hotel has fewer than 400 Guest Rooms.

              d. Costs for use of telephone lines shall be at Licensee's sole cost and expense.

          2. USE OF LICENSED AREA
             --------------------

        The Licensed Area shall be used by Licensee only for the provision of the Service. The Service shall mean and is limited to the installation and operation of a networking system including all related components, software, wiring and communications services as set forth in Exhibit A, whereby Guests in
                                                   ---------
separate Guest Rooms or Meeting Rooms at the Hotel will be able to connect Ethernet-capable laptop computers, servers, and other Ethernet-capable computer equipment to a network provided by Licensee. The Service shall allow networking and interoperation of computer equipment within the Hotels (respectively) and shall allow computers connected to the Licensee supplied network within the Hotels to access the public Internet through dedicated 1.5 Mbps T1 or greater telecommunications line provided by Licensee. No other Service or use of the Licensed Area is permitted without Licensor's prior written approval.

          3. TERM OF INDIVIDUAL HOTELS
             -------------------------

              a. For each of the (participating) Hotels having 1,000 or greater Guest Rooms, the Initial Term shall be two (2) years and the optional Extended Term shall be three (3) years. For each of the (participating) Hotels having fewer than 1,000 Guest Rooms, the Initial Term shall be three (3) Years and the Extended Term shall be two (2) years. The commencement and termination dates for the individual Hotels are defined in the Rider(s). Notwithstanding the foregoing, the Initial Terms shall not extend beyond (i) December 31, 2001 (for participating Hotels having 1,000 Guest Rooms or greater) or (ii) December 31, 2002 (for participating Hotels having less than 1,000 Guest Rooms), and the optional Extended Terms shall expire no later than December 31, 2004.

              b. Hilton Hotels Corporation must specifically and individually approve the extension of the dates as defined above in subparagraph 3a in the event Licensee and individual Hotels are planning to execute the Rider(s) after December 31, 1999.

              c. Licensor's exercise of the Extended Term(s) shall be at its sole discretion. Licensor shall provide ninety (90) days prior written notice of its intention to exercise the Extended Term(s).

          4. FEES
             ----

              a. Allocation of Usage Fees
                 ------------------------

        For each participating Hotels, the allocation of Usage Fees is as defined in Schedule A attached to the Riders.

              b. Fee and Payment Term Procedure
                 ------------------------------

                 (i) Based upon daily information reported by the Service monitoring equipment (provided and installed by Licensee at no cost to Licensor) the Hotels shall charge Guests on a per-use or other basis for access to the System an amount (the "Usage Fee") based on a pricing schedule mutually agreed to by Licensee and Licensor and defined in the Riders. Usage Fees shall include
                                ---------------------
Set-Up Fees. Access Fees, and or other billed amounts derived directly from or in relation to use of the Service by Guests.

                (ii) The Service monitoring equipment shall generate an accurate record ("Access Record") of the usage and access to the Service by any Guests, including a record of the usage charges for each individual Guest's bill or account. Licensee shall be responsible for the costs associated with the programming of the computer within the Service monitoring equipment to enable it to provide the aforesaid data.

               (iii) Licensee shall make available to the Hotels information sufficient to ensure proper billing of Guests and other information on Service usage reports as the Hotels may reasonably request to track Service usage.

                (iv) Licensee may review and use the Access Record for such purposes as Licensee may reasonable deem appropriate, except that Licensee shall not disclose any such information to third parties except as agreed to by the Hotels. In the event of any such disclosure by Licensee, Licensee shall indemnify and hold harmless the Hotels and Licensor from all claims, loss, damages or actions arising from such disclosure.

                 (v) The Hotels may, in their sole discretion, adjust the Usage Fee as to any Guest of the Hotel in conjunction with any dispute with such Guest in which case the "Usage Fee" shall mean the Usage Fee for such Guest as so adjusted, Licensee understands and agrees that the Hotel shall generally refund the Usage Fee to the Guest in the event the Guest disputes the charge or expresses dissatisfaction with the Service.

                (vi) During the Term of the Agreement, the Hotels shall be responsible for billing and collection of Usage Fees from Guests. Usage Fees shall be allocated to the Hotel and Licensee respectively, in accordance with the percentages set forth above. The Hotels shall pay Licensee's allocation of the Usage Fees to Licensee on a monthly basis with in twenty (20) days following the Hotel's receipt of a monthly invoice from Licensee. The Hotel shall provide Licensee with a monthly statement of any credits issued to Guests.

                (vii) If requested by Licensee, the Hotels shall collect from Guests any applicable taxes levied on or measured by the Usage Fees and forward them as set forth in the monthly invoice from Licensee. Licensee shall remit all such taxes to the appropriate taxing jurisdictions. Licensee shall notify the Hotels of the appropriate tax base, tax rate and exemption policy ("Tax Elements") to apply to the Usage Fee and of any changes to these Tax Elements. The Hotel will incorporate these Tax Elements into its billing systems and cause them to be applied to the Usage Fees. The ultimate responsibility for the collection and/or payment of any taxes, interest, and/or penalty levied on or measured by the Usage Fees shall be that of Licensee.

                (viii) If Licensor collects Licensee's Usage Fee through a collection agency or through legal action, Licensor need only remit to Licensee the net amount collected after deducting Licensor's costs of collection and the Hotel's appropriate allocation of Fees.

                (ix) Notwithstanding anything to the contrary contained in this Agreement, the addenda, riders or schedules, the parties agree to adjust Usage Fees as necessary at either the individual hotels or collectively as the case may be to accurately reflect the "market rate" for the Service.

          5. INSTALLATION AND OPERATING PROCEDURES
                          ------------------------

              a. Licensee shall operate the Equipment during the Term hereof in compliance with all present and future rules and regulations imposed by any local, state or federal authority having jurisdiction with respect thereto (including, without limitation the rules and regulations of the FCC and the Federal Aviation Administration (the "FAA"). Licensee shall promptly forward to Licensor copies of all applications for all FCC operating licenses (if required) and copies of other licenses which it has been issued pertinent to this License. Licensee shall have at all times any licenses, permits and approvals necessary for the installation or operation of the Equipment. Licensor shall cooperate with Licensee in securing licenses, permits and approvals. Prior to installation of the Equipment, or any modification or changes to or removal of the Equipment, if any, Licensee shall comply with the following:

                (i) Licensee shall submit in writing all plans for such installations, modifications or changes for Licensor's approval. No other equipment shall be added to the Licensed Area without Licensor's prior written consent.

                (ii) Prior to commencement of any work, Licensee shall obtain Licensor's prior written approval and any required approvals of all federal, state and local agencies. If requested, Licensee shall promptly deliver to Licensor written proof of compliance with all applicable federal, state and local laws, rules and regulations in connection with any installations, modifications or changes to or removal of the Equipment.

                (iii) All of such modifications, installations, changes or removal work shall conform to Licensor's design specifications, weight and windload requirements, and shall not interfere with any other radio communications systems and equipment located in and upon the Licensed Area, and shall be in compliance with all applicable local, state and federal government requirements, including but not limited to zoning, FAA and FCC specifications.

                (iv) All of the wireless access Equipment shall be clearly marked with waterproof lables to show Licensee's name, address, telephone number and the name of the person to contact in case of emergency, FCC call sign, frequency and location (if any). All coaxial cable relating to the wireless access Equipment shall be identified in the same manner at the bottom and top of the line. The Equipment shall be installed in a manner so as to be reasonably inaccessible to unauthorized persons and to pose no hazard to safety of life or property with respect to persons or property on or about the site.

              b. Licensor reserves the absolute right to withhold approval in all matters where Licensor's approval is required, if Licensor should determine (in its sole discretion), that a possibility or a threat of interference or other disruption to the business of the Hotel or Licensor or to other existing, licensee(s) or tenants exists.

              c. Licensor shall provide at its sole cost electric power in accordance with Paragraph 8 of the Riders.

              d. In the event a zoning variance is required at any Hotel in connection with the installation or modification of Licensee's wireless access Equipment, Licensor shall have the right, at its sole discretion, to either
(i) cancel this Agreement as to that specific Hotel, or (ii) allow Licensee at Licensee's sole cost and expense, to obtain such variance. Should Licensee not obtain such variance within thirty (30) days, Licensor shall have the right to cancel this Agreement at the end of such thirty (30) days.

              e. In order to assure Licensee's compliance with the provisions of this Agreement, the plans and specifications for Licensee's wireless access Equipment and any modifications thereto shall be submitted to engineers and consultants selected by Licensor for review and approval. Licensee shall reimburse Licensor for Licensor's reasonable out of pocket expenses incurred in connection with such review and approval. All work performed at the site in connection with the installation and modification of Licensee's wireless access Equipment shall be performed in a workmanlike manner by contractors approved by Licensor, at Licensee's expense and all subcontractors shall be properly licensed.

              f. If access is required by Licensee to the Licensed Area in the Hotels, Licensee shall provide twenty-four (24) hours prior notice to the Director of Property Operations or the Manager on Duty at such Hotel for such access. In the event of an emergency Licensee may have access to the Equipment on a twenty-four (24) hour basis with reasonable notice to the above Hotel officials. Access shall not be unreasonably denied by Licensor.

          6. INTERFERENCE
             ------------

              a. The installation, operation and/or removal of Licensee's Equipment shall not interfere by way of electromagnetic, radio, microwave or any other transmission or emission, electrically, or in any other manner whatsoever, including health effects with the equipment, facilities, operations or guests of Licensor, any present or future licensee, tenant of Licensor in the Hotel at which the site is located, or any other third party, including, but not limited to, any radio systems operated by the Hotel, no matter where or when such systems are installed. Notwithstanding anything in this Agreement to the contrary, it is expressly understood and agreed that if the installation, operation or removal of Licensee's Equipment shall interfere with Licensor's facilities or operations, or any other radio communications systems and equipment at any time, Licensee shall, upon request (verbal or otherwise), immediately suspend its operations and do whatever Licensor deems necessary to eliminate or remedy such interference. If Licensee is unable to rectify the interference within thirty (30) days, then Licensor, upon the expiration of the thirty (30) day cure period, at its option, may terminate this Agreement as to that specific Hotel, disconnect power and require
Licensee to remove any and all of the Equipment at Licensee's sole cost and expense, or Licensor may (without termination of the Agreement) eliminate or remedy such interference at Licensee's sole cost and expense. Licensee's duty to pay all fees required under this Agreement shall continue through any cure period and despite any suspension of Licensee's operations pursuant to this paragraph.

              b. Nothwithstanding the provisions of subparagraph c. below, Licensee acknowledges that Licensor has licensed, and/or will continue to license access for other types of equipment and services at the Hotels to third parties. Licensee accepts this License with this knowledge and waives any and all claims against Licensor resulting from or attributable to interference caused by presently existing facilities or methods of operation employed by Licensor in its business upon any Hotel. Licensee also waives any and all claims against Licensor and against any other licensee or tenant of Licensor because of interference resulting to Licensee by virtue of equipment, facilities or operations employed by Licensor or by any other licensee or tenant of Licensor in its business upon the site. In the event that any such interference occurs, Licensee's sole remedy, in lieu of any and all other remedies at law, or in equity, shall be to terminate this Agreement as to that specific Hotel at any time thereafter by giving Licensor thirty (30) days prior written notice to that effect, and such termination shall be effective at the end of such thirty (30) day period. Licensee shall pay to Licensor any fees due for the period up to the termination of this Agreement. Any advance fee payments for periods after the termination of this Agreement will be reimbursed to Licensee.

              c. The foregoing notwithstanding and without modifying Licensee's sole remedy listed above, Licensor shall use commercially reasonable efforts to prevent future installations from interfering with Licensee's Equipment or the provisions of the Service.

          7. MAINTENANCE AND REMOVAL OF LICENSEE'S EQUIPMENT: SITE MAINTENANCE
             -----------------------------------------------------------------

              a. Licensee, at its sole cost and expense, shall be responsible for the maintenance of the Equipment and improvements, if any, at the Hotels and shall keep all areas neat and clean, in accordance with all applicable laws and regulations and this Agreement. Licensee shall not create any nuisance, interfere with, annoy or disturb any other licensee of Licensor or any licensee, tenant or guest of the Hotels. Licensor, at its sole cost shall maintain the site in good repair to permit Licensee to use the Licensed Area at the site as intended by the parties as embodies in this Agreement. Licensor shall have no obligation to obtain licenses for Licensee, maintain, insure, operate or safeguard Licensee's Equipment. All maintenance work shall be subject to prior approval of Licensor and shall be performed by contractors, previously approved by Licensor, such approvals not be unreasonably withheld or delayed. In the event Licensor, in its opinion, determines that any structural modifications or repairs need to be made to any portion of a specific Hotel as a result to the presence of Licensee's Equipment or other improvements, Licensor shall have the right to (i) terminate this Agreement as to that specific Hotel by giving written notice to Licensee, or (ii) notify Licensee of needed modifications and repairs, and Licensee at its sole cost and expense shall immediately make all such noticed modifications or repairs in accordance with the terms of this Agreement.

              b. Provided that Licensee is not in default in the performance of its obligations hereunder, at the expiration of this Agreement or earlier termination thereof, Licensee may remove all Licensee's Equipment at Licensee's sole cost and expense in accordance with the terms of this Agreement. Any and all removal of Licensee's Equipment shall be performed by a contractor previously approved in writing by Licensor and in accordance with a previously approved removal plan, performed in a workmanlike manner, without creating any interference, damage or destruction to any other equipment, structures or operations at the Hotels or to any other equipment of other licensees thereon ordinary wear and tear excepted. If Licensee fails to remove such Equipment within sixty (60) days following termination of this License, Licensor may in each instance remove the Equipment at Licensee's expense. All such interference or damage caused to the Hotels or Equipment of other licensees shall be immediately repaired or eliminated by Licensee. In the event Licensee fails to make such repairs within five (5) days Licensor may perform all the necessary repairs at Licensee's cost and expense and such sum shall be immediately due upon the rendering of an invoice as an additional fee hereunder.


        The foregoing notwithstanding, Licensee shall not remove jacks placed in Guest Rooms or wiring installed in electrical closets, subceilings or attic spaces. In all instances, such wiring and jacks shall become property of Licensor.

          8.  HAZARDOUS SUBSTANCES
              --------------------
                a. Licensee represents, warrants and covenants that it will conduct its activities at the Hotels in compliance with all applicable Environmental Laws (as hereinafter defined). Licensor represents, warrants and agrees that it will conduct its activities at the Hotels in compliance with all applicable Environmental Laws.

                b. Licensee agrees to defend, indemnify and hold Licensor harmless from and against any and all claims, causes of action, demands and liability including but not limited to damages, costs, expenses, assessments, penalties, fines, losses,judgments and attorneys' fees that Licensor may suffer due to the existence or discovery of any Hazardous Substance (as hereinafter defined) at the Hotels or the migration of any Hazardous Substance to other properties or released into the environment, that are caused by or result from Licensee's activities at the Hotels.

                c. Licensor agrees to defend, indemnify and hold Licensor harmless from and against any and all claims, causes of action, demands and liability including but not limited to damages, costs, expenses, assessments, penalties, fines, losses,judgments and attorneys' fees that Licensor may suffer due to the existence or discovery of any Hazardous Substance (as hereinafter defined) at the Hotels or the migration of any Hazardous Substance to other properties or released into the environment, that are caused by or result from Licensee's activities at the Licensed Area.

                d. The indemnifications in this Paragraph 8 shall survive the expiration or earlier termination of this Agreement.

                e. As used in Paragraph 8, "Environmental Laws" means all federal, state and local environmental laws, rules, regulations, ordinaces, judicial or administrative decrees, orders, decisions authorizations or permits pertaining to the protection of human health and/or the environment, incuding but not limited to, the Resource Conservation and Recovery Act, 42 U.S.C. (Section) 6901 et seq., the Clean Air Act, 42 U.S.C. (Section) 7401 et seq.,
the Emergency Planning and Community Right to Know Act 42, U.S.C. (Section) 1101 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (Section) 9601 et seq., the Toxic Substances Control Act, 15 U.S.C. (Section) 2601 et seq., the Oil Pollution Control Act, 33 U.S.C. and any other
                                      8
comparable local, state or federal statute or ordinance pertaining to the environment or natural resources and all regulations pertaining thereto. This definition includes all federal, state and local land use laws dealing with environmental sensitivity, including, but not limited to, laws regarding wetlands, steep slopes, aquifers, critical or sensitive areas, shore lines, fish and wildlife habitats or historical or archeological significance.

               f. As used in this Paragraph 8, "Hazardous Substance" means any hazardous substances as defined by the Comprehensive Environmental Response, Compensation and Liability Act, as amended from time to time; any hazardous waste as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time; any and all materials or substances defined as hazardous pursuant to any federal, state or local laws or regulations or orders and any substance which is or becomes regulated by any federal, state or local governmental authority; any oil petroleum products and their by-products.

          9.  INSURANCE
              ---------
          For each of the (applicable) Hotels, Licensee shall maintain in force during the term of this License Agreement, at its own expense with responsible insurance companies that have an A.M. Best Company rating of "A VIII" or better, policies public liability insurance, including commercial general and automobile liability insurance, insuring the contractual liability of Licensee under this Paragraph, in an amount not less than TWO MILLION AND NO/100THS DOLLARS ($2,000,000) per occurrence. Licensee shall also provide worker's compensation in an amount not less than the statutory requirements required by the State and employers liability coverage in the amount of ONE MILLION DOLLARS ($1,000,000) per accident, per disease policy limit and per disease per employee covering all employees of Licensee.

          All policies will name Hilton Hotels Corporation, the Hotels and other entity listed on each of the Riders as may be executed by the Parties from time to time, as "Additional Insureds." All policies of insurance shall be considered primary of any existing similar insurance carried by Licensor, Hotel or Licensee. Licensee shall provide the Licensor with Certificates of Insurance carried by Licensee. If requested by the Hotels, Licensee shall furnish certified copies of insurance carried. Copies of said Certificates of Insurance or certified policies of Insurance shall be delivered to the offices of Licensor and the Hotel by Licensee and must be kept current during the term of this Agreement. No Policy of Insurance shall be canceled or materially changed without thirty (30) days prior written notice to the Hotel.

          10.  INDEMNITIES
               -----------
                 a. Licensee hereby agrees to indemnify, defend and hold Licensor, their hotels, partners, subsidiaries, affiliates, franchises, and allied companies and each of their officers, directors, agents, contractors, subcontractors and employees (collectively,

"Indemnitees") harmless from and against any and all claims, liabilities, damages, fines penalties or costs of whatsoever nature (including reasonable attorneys' fees), and whether or not occurring during the term hereof or occasioned or contributed to by the negligence of Licensor, a Hotel, or any agent or employee of the Indemnitees, or any of them (except as and to the extent otherwise prohibited by applicable law), arising out of or in any way connected with, and whether by reason of death of or injury to any person or loss of or damage to any property or otherwise, arising out of or in any way connected with actions or omissions of Licensee under this Agreement. Licensee's representations, warranties, covenants agreements and licenses hereunder, the services provided by Licensee or any Licensees or other subcontractors, of Licensee hereunder or any related act of failure to act by Licensee, its agents, licensees, subcontractors, servants employees or invitees, including without limitation the use of the Licensed Area and any allegation that the Equipment or any part of them infringes any rights of any other person, including without limitation copyright, patent, trade secret, trademark, artist rights, droit moral, privacy, publicity or other intellectual property laws, whether or not occurring during the term hereof or occasioned or contributed to by the negligence of an Indemnitee or an agent or employee of the Indemnitees, or any of them (except as and to the extent prohibited by applicable law). In the event that any claim is made or any action or proceeding is brought against the Indemnitees, or any of them, arising out of or connected with this Agreement, any such Indemnitees may be notice to Licensee, elect to require Licensee, at Licensee's expense, to resist such claim or take over the defense of any such action or proceeding and employ counsel for such purpose, such counsel to be subject to the prior approval of such Indemnitee.

              b. If the Service's system or any part thereof, furnished by Licensee to the Hotels becomes, or in the opinion of Licensee may become, the subject of any claim, suit or proceeding for infringement of any United States patent or copyright, or in the event of an adjudication that such product or part infringes any United States patent or copyright, or if the use, lease or sale of such product or part is enjoined, Licensee shall elect and implement one of the following options at its expense: (1) procure for the Hotel the right under such patent or copyright to use, lease or sell, as appropriate, such system or part, or (2) replace, modify, or remove such system or part. If the Hotels or Licensor determines, in its sole discretion, that such replacement, modification, or removal of the system or part has a significant negative impact on the overall functioning of the Service, the Hotels or Licensor have the right to terminate this Agreement thirty (30) days after giving written notification to Licensee of such intention to terminate. In the event of such termination, Licensee agrees to remove the Service as provided herein.

              c. Licensee represents and warrants that (i) the Client-Server Software does not contain any viruses, disabling code, or similar devices which are designed to damage the Hotel's data, software, or hardware, or to interfere with the Hotel's use of the Client Server-Software, (ii) the Client-Server Software will function substantially in accordance with its specifications, (iii) Licensee has all rights necessary to grant the rights set forth in this Agreement, and (iv) the Client-Server Software will, without adverse effect, (A) function on and after January 1, 2000, and (B) process, store and otherwise handle data containing or depending upon dates and after January 1, 2000.

              d. Licensor shall indemnify and hold Licensee harmless from and against any and all claims which the Licensee may suffer, sustain or incur arising from, or based upon Licensor's gross negligence, willful misconduct or failure to act in good faith.

          11. LIMITATION ON CONSEQUENTIAL DAMAGES: DISCLAIMER OF WARRANTIES
              -------------------------------------------------------------

        EXCEPT AS EXPRESSLY PROVIDED HEREIN, NO EXPRESS OR IMPLIED WARRANTY IS MADE WITH RESPECT TO THE SERVICES TO BE SUPPLIED BY LICENSEE HEREUNDER, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND LICENSEE DOES NOT WARRANT THE RESULTS OF ANY SERVICES. In particular, Licensor agrees that Licensee will in no event be responsible for any losses or damages of any and every nature (including, but not limited to, consequential losses incurred by Licensor, by any subcontractors, marketing agents, sales representatives, affiliates or employees utilized by Licensor, by any Guests, or by any other party) to the extent due to service outages or interruptions, delays, failure to provide service, or discontinuance of service, and not caused by the fault or negligence of Licensee and/or Licensee's agents, subcontractors, representatives, or affiliates (including, but not limited to, losses or damages of any nature resulting from the loss of data, inability to access the Internet, or inability to transmit or receive information). Except for indemnified claims and except to the extent Licensee, any of its employees, agents and/or contractors are held liable for gross negligence or intentional misconduct, neither party, the Indemnitees, or each of their subsidiaries shall be liable for loss of profits, or indirect, special, incidental or consequential damages, even if such party has been advised of the possibility of such damages. This paragraph shall survive termination of this agreement.

          12. LIENS
              -----

        In every instance at the Hotels, Licensee covenants and agrees to keep the equipment and property of Licensor and the Hotels free and clear from any and all liens for work performed or materials furnished hereunder and Licensee agrees to indemnify the Indemnitees from and against any and all costs, expenses, losses and all damage resulting from the filing of any such liens against Licensor and the Hotels or the Licensed Area of Licensor and the Hotels. As a condition to payment hereunder. Licensee shall from time to time, upon request by Licensor or the Hotel, furnish waivers or releases of such liens or receipts in full for all claims for such work or materials and an affidavit that all such claims have been fully satisfied.

          13. OWNERSHIP
              ---------

        Ownership of the Equipment and related systems providing the Service shall at all times be and remain vested in Licensee. Any proposed use by Licensor or by any third party of the System or of the Equipment for additional applications shall require the prior approval of Licensee. The Equipment shall not under any circumstances constitute, be or be deemed to be fixtures annexed to Licensor's real property and the Equipment shall at all times be and remain free and clear of any claims, liens, or encumbrances created by Licensor.

          14. LICENSOR RIGHT TO ENTER OR GRANT ENTRY
              --------------------------------------

        Licensor shall have the right, without liability to Licensee, to allow a duly authorized officer or agent of a federal, state or local governmental agency, admittance to the Licensed Area at any time and from time to time, as needed or requested by such agency. It is specifically understood that such agency need not obtain a search warrant or provide a subpoena.

          15. LICENSEE'S PROPERTY
              -------------------

        All property belonging to Licensee, its employees, agents, or invitees, or any occupant of the Licensed Area that is in the Hotels, or the Licensed Area, shall be there at the risk of Licensee or other person only, and Licensor shall not be liable for damage thereto for theft or misappropriation thereof; further, Licensee shall indemnify and hold harmless Licensor and the Hotels from any claims, causes of action arising from theft or misappropriation of the property belonging to the aforementioned. Nothing herein to the contrary shall require Licensee to indemnify or hold harmless Licensor for the intentional tortious acts of Licensor's employees or agents. The burden of proving such intent shall be upon Licensee.

          16. TERMINATION
              -----------

              a. This Agreement shall be subject to termination by Licensor either at each of the (applicable) Hotels or in general as defined below upon the occurrence of any of the following events:

                 (i) At the Hotels, if Licensee shall fail to pay the sums to Licensor called for in Paragraph 4 hereof and such failure continues for five
(5) business days after written notice that the same is due;

                 (ii) At the Hotels, if Licensee shall violate or breach any of the material terms, conditions or covenants hereof and shall not remedy such violation or breach within ten (10) days after written notice by Licensor to Licensee of such violation or breach.

                  (iii) At the Hotels, if Licensee's operation and use of the Licensed Area shall at any time violate or fail to conform to covenants and conditions established herein or reasonable standards and practices as may be modified or supplemented by Licensor from time to time in writing to Licensee, and such noncompliance is not cured within ten (10) days after written notice by Licensor to Licensee of such noncompliance (provided that if the nature of such noncompliance is curable but that the same cannot with due diligence be cured within ten (10) days. Licensee shall not be deemed to be subject to termination, if it shall within such ten (10) day period commence curing and thereafter diligently prosecutes the same to completion;

                 (iv) In general, if Licensee shall make an assignment for the benefit of creditors or file a voluntary petition in bankruptcy or be adjudged insolvent or shall admit in writing its inability to meet its obligations as they mature, or if a permanent receiver of all or any portion of Licensee's property shall be appointed in any judicial proceeding, or there shall be entered against it an order adjudicating it a bankrupt or insolvent or an order appointing a liquidator, receiver or trustee for it or all or substantially all of its assets or approving as properly filed against it a petition seeking reorganization, arrangement or other proceeding under any bankruptcy or other law for the relief or debtors, which order shall continue unstayed and in effect for, or which proceeding shall not be terminated and Licensee released from such proceeding within thirty (30) days, or if Licensee shall attempt to assign or encumber this Agreement or permit any other person, firm or corporation to conduct the business or Services provided for hereunder;

                 (v) At the Hotels, if any statute, ordinance, rule or regulation hereafter promulgated by any legislative body or agency having jurisdiction over the Licensee shall prohibit the operation of the Licensed Area by Licensee as provided for herein, provided that Licensee shall first be given a reasonable opportunity to modify its operation of the Licensed Area so as to comply with any such statute, ordinance, rule, or regulation; or,

                 (vi) At the Hotels, in the event that: (1) The premises upon which the Licensed Area is located should be sold; (2) Licensor should assign its rights to the site to a third party, or (3) Licensor proposes, or is required for any reason to structurally renovate or demolish the Hotel or a substantial portion thereof which includes all or a portion of the Licensed Area, then Licensor shall have the right, upon not less than one hundred eighty
(180) days prior written notice to Licensee, to terminate this Agreement. In such event Licensor shall reimburse Licensee's unamortized installation expense calculated at an initial expense of $185.00 per installed room (guest or meeting), such amortizaiton shall be "straight line" method using the Initial Term as the period of full amortization.

                 (vi) In general, if during the Term or Extended Term or this Agreement, Licensor reasonably expects to be at a competitive disadvantage because of a commercially available and nationally available system substantially similar to the Service that is faster, more reliable, has easier end-user connectivity, and is less expensive than Licensee's system. If such failure is curable by upgrading all or a portion of the Equipment, then
Licensee shall have not more than one hundred twenty days (120) to perform such work at the Hotels and demonstrate to Licensor's reasonable satisfaction, and on terms acceptable to Licensor, that the system is technologically equivalent and reasonably competitive.

              b. At the Hotels, this Agreement shall be subject to termination by Licensee upon the occurrence of a violation or breach of any of the material terms, conditions or covenants hereof by Licensor and shall not remedy such violation or breach within thirty (30) days after written notice by Licensee of such violation.

          17. HOLDING OVER
              ------------

        In every instance at the Hotels, if Licensee, with Licensor's consent, leave the Equipment in the Licensed Area after expiration or termination of the Term, or after the date in any notice given by Licensor to Licensee terminating this License, such event shall be deemed to be a month-to-month holdover terminable on thirty (30) days notice given at any time by either party. All provisions of this License except those pertaining to the term of this License shall apply to the month-to-month holdover.

        In every instance at the Hotels and in general, if Licensee, without Licensor's consent, leaves its Equipment in the Licensed Area after expiration or termination of the term, or after the date in any notice given by Licensor to Licensee terminating this License, Licensee shall pay to Licensor fees at double the rate as defined in Paragraph 4 hereof, for the time Licensee thus remains in the Licensed Area, and in addition thereto, shall pay Licensor all direct and consequential damages sustained by reason of Licensee's retention of the Licensed Area, including Licensor's attorney's fees.

          18. SUBLICENSING AND ASSIGNMENT
              ---------------------------

        Licensee may not sublicense the Licensed Area or assign the Agreement or any rights and obligations hereunder without prior written consent of the Licensor given or withheld in its sole discretion, provided, however, that if Licensee is not in breach hereunder, Licensor shall not unreasonably withhold its consent to an assignment to and assumption by a proposed sublicensee that succeeds to substantially all of Licensee's business, operations, responsibilities and liabilities (as used herein the term "substantially all" shall include but not be limited to each and every License Agreement by and between Licensee and Licensor and any Hilton franchised hotels contracting with Licensee at the time of the proposed assignment or sublicense), and (a) is in compliance with Paragraph 24, (b) provides reasonably satisfactory financial, technical and other professional assurances of its ability to perform throughout the term hereof, (c) is not otherwise restricted under Licensor's other, third party contracts at the time of proposed assignment, and (d) executes and delivers to Licensor an assignment and assumption agreement in Licensor's then standard form. Subject to the foregoing, the conditions, covenants and agreements in the foregoing Agreement to be kept and performed by the parties hereto shall bind and inure to the benefit of their successors and assigns.

        In connection with any such transfer to which Licensor may consent. Licensee agrees to furnish Licensor with copies of all documents, and subsequent amendments thereto, executed in connection with such transfer. Any consent of Licensor to a subletting, assignment or transfer of control shall be deemed to be a consent to the initial subletting, assignment or transfer of control and shall not be deemed to be a consent to any further subletting, assignment or transfer of control.

        Further, notwithstanding any permitted subletting or assignment, the Licensee hereunder shall at all times remain fully responsible and liable for the payment of Fees hereunder and for compliance with all of Licensee's obligations under the terms, provisions and covenants of this License Agreement.

          19. RELOCATION OF LICENSED AREA AND OR THE EQUIPMENT
              ------------------------------------------------

        Licensor hereby reserves the right at the Hotels on ninety (90) days notice to require Licensee, to relocate all or a portion of the Equipment at any time during the Term or Extended Term to a reasonably comparable location as follows: (i) at Licensee's sole cost and expense, for the relocation of any particular portion of Licensee's Equipment on one (1) occasion per Hotel during the Initial Term hereof; or (ii) at Licensor's expense for any subsequent relocation (of such previously relocated Equipment) per Hotel during the Initial Term.

        20. NATURE OF LICENSE
            -----------------

        The License granted hereby is a non-exclusive license for Licensee to use the Licensed Area solely as required to perform its obligations hereunder, revocable according to the terms hereof. In no event shall this License be deemed or construed to run with the land or create or vest any easements or other rights in any of Licensor's Hotels or properties. Licensee agrees that no permanent or possessory interest shall accrue to Licensee or its licensees in Licensor's Hotels or properties at any time or by exercise of the permission given hereunder, and that Licensee shall not claim any such interest in any of Licensor's Hotels or properties. THIS LICENSE DOES NOT CREATE ANY RECORDABLE INTEREST AND SHALL NOT BE RECORDED IN ANY OFFICIAL RECORDS.

          21. NOTICES
              -------

        Whenever, by the terms of this Agreement, or otherwise, notice is required or desired to be given, such notice shall be effective only if in writing and served personally, via facsimile or sent by certified mail or registered mail, postage prepaid as follows:

              (a) If intended for Licensor, addressed to the attention of General Manager at the Hotel address as listed in the Rider, with a copy to Licensor's General counsel at:

                        Hilton Hotels Corporation
                        9336 Civic Center Drive
                        Beverly Hills, CA 90210
                        (310) 278-4321

or such other address as may from time to time hereafter be designated by Licensee by like notice.

              (b) If intended for Licensee, addressed to the attention of Licensee's General Counsel at:

                        CAIS, Inc.
                        1232 22nd St., NW
                        Washington, D.C. 20037
                        Phone: (202) 463-8500
                        Fax: (202) 463-7190

or to such other address as may from time to time hereafter be designated by Licensee by like notice. All notices utilizing the U.S. Mail shall be deemed given four (4) business days after the postmark thereof, if by facsimile then it shall be deemed given one (1) business day after transmission, if served personally then it shall be deemed given the day served.

          22. DEFAULT UNDER OTHER LICENSE
              ---------------------------

        Intentionally omitted.

          23. ACCESS TO THE SERVICES
              ----------------------

        Licensee will use its best efforts to insure that usage and access to the Service is consistently in good operation and is available to the Hotel's Guests at a minimum of 95% of the time when access or usage is attempted. If requested by Licensor, within twenty (20) days after the end of each month. Licensee will provide Licensor with a written report showing the total number of Usage access connections attempted and completed during the previous month for the purpose of insuring access availability.

          24. REPRESENTATIONS AND WARRANTIES OF LICENSEE
              ------------------------------------------

        Licensee represents and warrants that there are no agreements or arrangements, whether written or oral, that would be breached by Licensee upon execution of this Agreement or that would impair or prevent Licensee from rendering the Services to Licensor during the term hereof, and Licensee further represents, warrants, covenants and agrees that it has and will maintain throughout the term hereof all qualifications required to perform its Services hereunder, and that it has not made and will not make any commitment or do any act in conflict with this Agreement. Licensee shall promptly provide Licensor with all information reasonably requested by Licensor or its Compliance Committee with respect to Licensee and its affiliates including their respective officers, directors or shareholders. The information requested may include but not necessarily be limited to financial condition, personal and family background, litigation, indictment, criminal proceedings and the like in which any of the aforementioned may have been involved (collectively, the "Requested Information"), solely in order for Licensor to determine that the Requested Information does not disclose any fact which might adversely affect, in any manner, any gaming licenses or permits held by Licensor or its affiliates or the current stature of Licensor or its affiliates with any gaming commission, board or similar regulatory agency.

          25. INDEPENDENT CONTRACTOR
              ----------------------

        In connection with this Agreement each party is an independent contractor and as such will not have any authority to bind or commit the other. Nothing herein shall be deemed or construed to create a joint venture, partnership or agency relationship between the parties for any purpose.

          26. DRAFTING AND PREPARATION
              ------------------------

        Each party has cooperated and participated in the drafting and preparation of this Agreement. Therefore, if any construction is to be made of this Agreement of any of its terms, both parties shall be construed to be equally responsible for the drafting and preparation of same.

          27. MISCELLANEOUS
              -------------

              a. This Agreement is made subject to all local, state and federal laws and regulations now or hereafter in force, and shall not be modified or extended (other than as set forth, herein) except by an instrument duly signed by Licensor and Licensee and approved by Licensor. Waiver of a breach of any provisions hereof under any circumstances will not constitute a waiver of any subsequent breach of such provision, or of a breach of any other provision of this Agreement.

              b. Licensor and Licensee represent and warrant to each other than no broker's involved in connection with this transaction and each party agrees to indemnify and hold the other harmless from and against the claims of any broker (if any), made in connection with this transaction.

              c. This License shall be governed by and constructed in accordance with the laws of the state in which the specific Hotel in question is located.

              d. This License shall be binding upon the parties, and their permitted successors and assigns.

              e. Licensor and Licensee agree to do any further acts and execute such additional documents as the other may reasonably require to confirm this License and carry out the purpose of this License.

              f. During the Term, Licensee shall supply the underlying dedicated Internet connectivity for the Service between Licensee and the Hotels. Licensee shall be responsible for the costs associated with the installation of the dedicated connection to the Hotels. In some, but not all instances, depending on geographic location, topology and other factors, Licensee may provision the required local dedicated connections to the Hotels through wireless broadband links. Licensor reserves the right of approval of such wireless systems.

              g. The Hotels acknowledge that in the event that Licensee, at any time, reasonably believes that the System services are being utilized by a Guest in contravention of the terms and provisions of this agreement, Licensee may, at its sole discretion, immediately discontinue any such System services to such Guest without liability.

              h. Licensee shall provide to the Hotels and end user Guests a 24 hours per day 365 days per year help desk support manned by Internet experienced technicians. This help desk support shall include direct access via a toll free 888 access to answer the Hotels and Guest questions and fix problems as needed.

              i. Licensee will provide Licensor with an on-site account manager based at Licensor's corporate headquarters, and hired, employed and trained by Licensee. Licensor will endeavor but is not required to make reasonable office space and facilities available for this account manager at Licensor's offices.

        The dedicated account manager will perform the following functions:

                  1. Serve as Liaison between Licensor and Licensee.
                  2. Manage overall relationship.
                  3. Act as single point of contact for Licensor and the Hotels.
                  4. Promote quality control.

              j. Provided that Licensee has fully and faithfully kept and performed all of the terms, conditions, and covenants contained herein. Licensor agrees that the Licensee shall be the "preferred" supplier of the Service at the Hotels and shall receive preferred selection of, and positioning within, the individual Hotels within the Hilton Hotels Corporation System.

              k. Either party's delay in, or failure of, performance under this Agreement shall not constitute a default where such delay or failure is caused by elements of nature, fire or other catastrophe, fluctuations in third party telecommunications equipment and lines and power supplies, organized work stoppage, or acts of government or agencies thereof outside such party's reasonable control. In any such event, each party will be excused from any further performance or observance of the obligations so affected only for as long as such circumstances prevail and each party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

          28. SEVERABILITY
              ------------

        It is agreed that if any provision of this License shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this License and all such other provisions shall remain in full force and effect; and it is the intention of the parties hereto that if any provision of the license is capable of two constructions, one of which would render the provison void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

          29. ENTIRE AGREEMENT
              ----------------

        This Agreement including all exhibits, addenda, schedules and riders contain the full and complete understanding of the parties concerning the subjects contained herein and supersedes any and all prior written or oral agreements between the parties and cannot be amended except in writing signed by both parties.

          30. DISPUTE RESOLUTION.

        If there is any dispute, claim or controversy, other than one involving Licensor's right to seek equitable relief, between the parties arising out of or relating to this Agreement (a "Disputed Matter"), the parties shall attempt to amicably resolve such Disputed Matter in good faith. If the initial efforts to resolve such Disputed Matter are not successful, the parties shall submit the Disputed Matter jointly to the respective senior officers of Licensor and Licensee. If such senior officers cannot reach a mutually agreeable resolution of the Disputed Matter within ten (10) business days after reference of the matter to them, either party may elect to have the Disputed Matter settled in accordance with the arbitration procedures detailed in Exhibit B attached hereto. Without limiting the generality of the foregoing, the parties expressly agree that any and all disagreements regarding whether an issue is a Disputed Matter under this Section shall be settled in accordance with the arbitration procedures defined in Exhibit B.

        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of date first above written.

Hilton Hotels Corporation,                    CAIS, Inc.,
a Delaware corporation                        a Virginia corporation

By:                                           By:  /s/ Laura Newman
   ----------------------------                  --------------------------
     [Signature Illegible]                         Laura A. Newman
   ----------------------------                  --------------------------
   Its:  Senior Vice President                   Its:  Vice President

EXHIBIT "A" TO MASTER LICENSE AGREEMENT DATED DECEMBER 23, BY AND BETWEEN HILTON HOTELS CORPORATION, A DELAWARE CORPORATION, LICENSOR, AND CAIS, INC., A VIRGINIA CORPORATION, LICENSEE.

                 LIST OF EQUIPMENT TO BE INSTALLED BY LICENSEE
                 ---------------------------------------------

        1. CSU/DSU (Channel Service Unit/Digital Service Unit): This device
           ---------------------------------------------------
        converts the T1 digital signal into a useable data stream that the router can understand.

        2. Router: This is an internetworking device that is responsible for
           ------
        connecting two networks together (i.e. the Hotel network to the Internet Network).

        3. Server: This acts as a gateway between the Internet and the hotel. As
           ------
        a gateway, the server allows for controlling traffic and integration into the hotels property management system for billing. The server also provides the necessary services to the end client for seamless Internet connectivity.

        4. Switch/Hub: The switch/hub is responsible for aggregating multiple
           ----------
        Ethernet connections into or vise-versa.

        5. OverVoice Wiring Block*: This is a wire-terminating block that
           -----------------------
        accommodates the Overvoice Control Unit and the telephone wires.

        6. OverVoice Control Unit*: This connects to the Overvoice Wiring Block
           -----------------------
        and is responsible for combining and separating the voice and Ethernet signals to and from the rooms.

        7. OverVoice wall jack(s)*: This houses the patented circuitry that
           -----------------------
        splits the telephone and Ethernet signals and directs them to 2 jacks, 1 for the telephone, and 1 for the computer.

*Denotes patented technologies specific to the OverVoice system.

Exhibit B to Master License Agreement (the "Agreement") dated December 23, 1998, by and between Hilton Hotels Corporation, a Delaware Corporation ("HHC"), and CAIS, Inc., a Virginia corporation ("Licensee").

                            Arbitration Provisions

        1.    Rules: Jurisdiction. Any Disputed Matter (as defined in the
              -------------------
agreement to which this exhibit is attached) shall be settled by final and binding arbitration in the City of Los Angeles, California, and, except as herein specifically stated, in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA Rules") then in effect, subject to the provisions of the United States Arbitration Act, 9 U.S.C. & 1 et seq.
                                                                  -------
("Title 9"). To the extent the AAA Rules conflict with, or are supplemented by, the provisions of Title 9, the provisions of Title 9 shall govern and be applicable. However, in all events these arbitration provisions shall govern over any conflicting rules that may now or hereafter be contained in either the AAA Rules or Title 9. Any judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction of the subject matter thereof. The arbitrators shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a disputed matter. The parties hereby submit to the in personam
                                                            -- --------
jurisdiction of the Superior Court of Los Angeles County and the Federal District Court for the Central District of California for purposes of confirming any such award and entering judgment thereon.

        2.    Compensation of Arbitrators. Any such arbitration shall be
              ---------------------------
conducted before a panel of three arbitrators who shall be compensated for their services at a rate to be determined by the parties or by the American Arbitration Association but based upon normal and reasonable hourly or daily consulting rates for the neutral arbitrator in the event the parties are not able to agree upon his or her rate of compensation.

        3.    Selection of Arbitrators. Within five (5) business days of
              ------------------------
notice by a party seeking arbitration under this provision, the party requesting arbitration shall appoint one person as an arbitrator and within fifteen (15) business days thereafter the other party shall appoint the second arbitrator. Except with the other party's prior, express and written consent, no arbitrator may be appointed who is employed by, or who is engaged by, or who has been engaged within one (1) year by, any entity that is a major competitor of either party. Within twenty (20) business days after the appointment of the second arbitrator, the two arbitrators so chosen shall mutually agree upon the selection of the third impartial and neutral arbitrator. The majority decision of the arbitrators will be final and conclusive upon the parties hereto.

        4.    Payment of Costs. Each party hereby agrees to pay one-half (1/2)
              ----------------
of the compensation to be paid to the arbitrators in any such arbitration and one-half (1/2) of the costs of transcripts and other expenses of the arbitration proceedings; provided, however, that the prevailing party in any arbitration shall be entitled to an award of reasonable attorneys' fees and costs, arbitrators' fees and costs, fees and costs of expert witnesses and all other costs of
                                      B-1
arbitration to be paid by the losing party.

       5.  Evidence and Discovery. The parties shall be entitled to conduct
           ----------------------
discovery proceedings to the fullest extent permissible under California law and the Federal Rules of Evidence.

       6.  Burden of Proof. For any claim submitted to arbitration, the burden
           ---------------
of proof shall be as it would be if the claim were litigated in a judicial proceeding. All testimony of witnesses shall be taken under oath and shall be subject to the Federal Rules of Evidence.

       7.  Judgment. Upon the conclusion of any arbitration proceedings,
           --------
hereunder, the arbitrators shall render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached by them and shall deliver such documents to each party to the Agreement along with a signed copy of the award.

       8.  Terms of Arbitration. The arbitrators chosen in accordance with these
           --------------------
provisions shall not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of the Agreement.

       9.  Exclusive Remedy. Except as specifically provided in this exhibit or
           ----------------
in the Agreement, arbitration shall be the sole and exclusive remedy of the parties for any disputed matter arising out of such agreement.

       10. Arbitration Confidential. Neither party will disclose the existence
           ------------------------
of any arbitration proceedings hereunder, nor the outcome thereof, except; (i) insofar as such disclosure is reasonably necessary to carry out and make effective the terms of this Agreement, including without limitation, pleadings or other documents filed seeking entry of judgment upon an award of the arbitrators; (ii) insofar as a party hereto is required by law to respond to any demand for information from any court, governmental entity, or governmental agency, or as may be required by federal or state securities laws; (iii) insofar as disclosure is necessary to be made to a party's independent accountants for tax or audit purposes; (iv) insofar as disclosure is necessary to be made to a party's attorneys for purposes of rendering advice or services relating to this Agreement; and (v) insofar as the parties may mutually agree in writing.

Schedule 1 to Master License Agreement (the "Agreement") dated December 23, 1998, by and between Hilton Hotels Corporation, a Delaware corporation ("HHC"), and CAIS, Inc., a Virginia corporation ("Licensee").

                   List of Hotels Corporate Owned or Managed
                   -----------------------------------------

Legal Name                                       City              State        Country         Total Rms
----------                                       ----              -----        -------         ---------
More than 1,000 Rooms
Hilton Hawaiin Village                           Honolulu          HI           US              2545
Hilton New York & Towers                         New York          NY           US              2040
Hilton San Francisco & Towers                    San Francisco     CA           US              1896
Palmer House Hilton                              Chicago           IL           US              1639
Hilton New Orleans Riverside                     New Orleans       LA           US              1600
Hilton Anaheim & Towers                          Anaheim           CA           US              1572
Hilton Chicago & Towers                          Chicago           IL           US              1544
The Waldorf=Astoria                              New York          NY           US              1330
Hilton Waikoloa Village                          Waikoloa          HI           US              1240
Hilton Los Angeles Airport                       Los Angeles       CA           US              1236
Hilton Atlanta & Towers                          Atlanta           GA           US              1222
Fontainebleau Hilton Resort & Towers             Miami Beach       FL           US              1206
Hilton Washington & Towers                       Washington        DC           US              1118
500 - 999 Rooms
Hilton Chicago O'Hare Airport                    Chicago           IL           US               853
Hilton Minneapolis & Tower                       Minneapolis       MN           US               821
Hilton in the WALT DISNEY WORLD RESORT           Lake Buena Vista  FL           US               814
Hilton Pittsburgh & Towers                       Pittsburgh        PA           US               713
Pointe Hilton South Mountain Resort              Phoenix           AZ           US               638
Hilton Anchorage                                 Anchorage         AK           US               591
Pointe Hilton Tapatio Cliffs Resorts             Phoenix           AZ           US               585
Hilton Beverly Hills                             Beverly Hills     CA           US               581
Pointe Hilton Squaw Peak Resort                  Phoenix           AZ           US               563
Millenium Hilton Next to the World Trade Center  New York          NY           US               561
Capital Hilton                                   Washington        DC           US               544
Hilton Atlanta Airport & Towers                  Atlanta           GA           US               503
Hilton Miami Airport & Towers                    Miami             FL           US               500
300 - 499 Rooms
Hilton Burbank Airport & Convention Center       Burbank           CA           US               486
Hilton Turtle Bay Resort                         Kahuku-Oahu       HI           US               485
Hilton Palacio del Rio                           San Antonio       TX           US               481
Hilton McLean Tysons Corner                      McLean            VA           US               458
Hilton Portland                                  Portland          OR           US               455
Hilton Rye Town                                  Rye Breck         NY           US               437
Hilton Charlotte & Towers                        Charlotte         NC           US               407
Hilton East Brunswick & Towers                   East Brunswick    NJ           US               405
Hilton DFW Lakes Executive Conference Center     Grapevine         TX           US               385
Hilton Long Beach                                Long Beach        CA           US               366
Hilton Newark Airport                            Elizabeth         NJ           US               365

Legal Name                                       City               State        Country         Total Rms
----------                                       ----               -----        -------         ---------
Hilton Oakland Airport                           Oakland            CA           US              363
Hilton San Diego Resort                          San Diego          CA           US              357
Ali'l Tower at the Hilton Hawaiian Village       Honolulu, Oahu     HI           US              348
Hilton New Orleans Airport                       Kenner             LA           US              317
Hilton Short Hills                               Short Hills        NJ           US              301
Less than 299 Rooms
Hilton Pasadena                                  Pasadena           CA           US              291
Hilton Tarrytown                                 Tarrytown          NY           US              246
Hilton Suites Anaheim/Orange                     Orange             CA           US              230
Hilton Suites Phoenix                            Phoenix            AZ           US              226
Hilton Suites Auburn Hills                       Auburn Hills       MI           US              224
Hilton Suites Oakbrook Terrace                   Oakbrook Terrace   IL           US              212
Hilton Suites Brentwood                          Brentwood          TN           US              203
The Waldorf Towers                               New York           NY           US              198
Hilton Inn Southfield                            Southfield         MI           US              195
Hilton Seattle Airport                           Seattle            WA           US              178
The Fontainbleau Towers                          Miami Beach        FL           US
                        List of Hotels Franchised
                        -------------------------
More than 1,000 Rooms                            None
500 - 999 Rooms
Hilton Sandestin Beach & Golf Resort             Destin             FL           US              598
Hilton Washington Dulles Airport                 Herndon            VA           US              598
Hilton Parsippany                                Parsippany         NJ           US              510
300 - 499 Rooms
Hilton Milwaukee City Center                     Milwaukee          WI           US              478
Hilton Universal City & Towers                   Universal City     CA           US              469
Hilton Baltimore & Towers                        Baltimore          MD           US              439
Hilton Clearwater Beach Resort                   Clearwater         FL           US              426
Hilton Guadalajara                               Guadalajara                     MX              422
Hilton Arlington Park                            Arlington Heights  IL           US              420
Hilton Cherry Hill                               Cherry Hill        NJ           US              408
Hilton Montreal Bonaventure                      Montreal                        CA              395
Hilton Fort Lauderdale Airport                   Dania Beach        FL           US              388
Hilton Hartford                                  Hartford           CT           US              388
Hilton Crystal City at National Airport          Arlington/Crystal  VA           US              386
Hilton San Antonio Airport & Conference Center   San Antonio        TX           US              386
Hilton Boston Back Bay                           Boston             MA           US              385
Hilton Inn Sunnyvale                             Sunnyvale          CA           US              372
Hilton Torrance/South Bay                        Torrance           CA           US              371
Hilton Springfield                               Springfield        IL           US              367
Hilton Salt Lake City                            Salt Lake City     UT           US              362
Hilton San Jose & Towers                         San Jose           CA           US              354
Hilton San Diego Mission Valley                  San Diego          CA           US              350
Hilton Kansas City Airport                       Kansas City        MO           US              347
Hilton Harrisburg & Towers                       Harrisburg         PA           US              341
Hilton Valley Forge                              King of Prussia    PA           US              340
Hilton North Raleigh                             Raleigh            NC           US              338
Hilton Woodcliff Lake                            Woodcliff Lake     NJ           US              336


Hilton St. Petersburg                                      St. Petersburg              FL               US            333
Hilton Philadelphia Airport                                Philadelphia                PA               US            331
Hilton Sacramento Arden West                               Sacramento                  CA               US            331
Hilton Concord                                             Concord                     CA               US            330
Hilton JFK Airport                                         Jamaica                     NY               US            330
Hilton Lafayette & Towers                                  Lafayette                   LA               US            327
Hilton Oceanfront Resort Hilton Head Island                Hilton Head                 SC               US            323
Hilton Orlando Altamonte Springs                           Altamonte                   FL               US            322
The Seelbach Hilton Louisville                             Louisville                  KY               US            321
Hilton Woodland Hills & Towers                             Woodland Hills              CA               US            318
Hilton Knoxville                                           Knoxville                   TN               US            317
Hilton Newark/Fremont                                      Newark                      CA               US            315
Hilton Dallas Parkway                                      Dallas                      TX               US            310
Hilton Arlington                                           Arlington                   TX               US            309
Hilton Lisle/Naperville                                    Lisle                       IL               US            309
Hilton Ontario Airport                                     Ontario                     CA               US            309
Hilton Denver Tech South                                   Englewood                   CO               US            305
Hilton Houston Hobby Airport                               Houston                     TX               US            305
Hilton College Station & Conference Center                 College Station             TX               US            303
Windsor Hilton                                             Windsor                     ON               CA            303
Hilton Huntington                                          Melville                    NY               US            302
Hilton Gaithersburg                                        Gaithersburg                MD               US            301
Hilton Wichita Airport Executive Conference Center         Wichita                     KS               US            301
Hilton Baton Rouge                                         Baton Rouge                 LA               US            300
Hilton Minneapolis/St. Paul Airport                        Bloomington                 MN               US            300
Less than 299 Rooms
Hilton Fort Lauderdale/Sunrise                             Sunrise                     FL               US            297
Hilton Cocoa Beach Oceanfront                              Cocoa Beach                 FL               US            296
Hilton Charleston North                                    North Charleston            SC               US            296
Meadowlands Hilton                                         Secaucus                    NJ               US            296
Hilton Houston Westchase & Towers                          Houston                     TX               US            294
Hilton Marco Island Beach Resort                           Marco Island                FL               US            294
Hilton Pleasanton at The Club                              Pleasanton                  CA               US            294
Hilton Tulsa Southern Hills                                Tulsa                       OK               US            294
Hilton Houston Southwest                                   Houston                     TX               US            292
Hilton Jacksonville & Towers                               Jacksonville                FL               US            292
Hilton Waterfront Beach Resort                             Huntington Beach            CA               US            290
Hilton Irvine/Orange County Airport                        Irvine                      CA               US            289
Hilton Salt Lake City Airport                              Salt Lake City              UT               US            287
Hilton Beaumont                                            Beaumont                    TX               US            284
Hilton Greensboro                                          Greensboro                  NC               US            281
Hilton Jackson & Conference Center                         Jackson                     MS               US            278
Hilton Huntsville                                          Huntsville                  AL               US            277
Hilton Atlanta Northeast                                   Norcross                    GA               US            272
Hilton Eugene & Conference Center                          Eugene                      OR               US            272
Hilton El Paso Airport                                     El Paso                     TX               US            271
Hilton Wilmington Christiana                               Newark                      DE               US            266
Hilton Albuquerque                                         Albuquerque                 NM               US            264
Hilton East Memphis                                        Memphis                     TN               US            254

Hilton St. Louis Frontenac                              St. Louis               MO      US      264
Hilton Inn Little Rock                                  Little Rock             AR      US      263
Hilton Mesa Pavilion                                    Mesa                    AZ      US      263
Hilton Palm Springs Resort                              Palm Springs            CA      US      260
Hilton Greenville & Towers                              Greenville              SC      US      256
Hilton Phoenix Airport                                  Phoenix                 AZ      US      255
Hilton Newark Gateway                                   Newark                  NJ      US      253
Hilton San Bernardino                                   San Bernardino          CA      US      251
Hilton Fort Wayne Convention Center                     Fort Wayne              IN      US      250
Hilton Scottsdale Resort & Villas                       Scottsdale              AZ      US      250
Hilton Dedham Place                                     Dedham                  MA      US      249
Hilton Midland & Towers                                 Midland                 TX      US      249
Hilton Norfolk Airport                                  Norfolk                 VA      US      249
Hilton Palm Beach Airport                               West Palm               FL      US      247
Hilton Savannah DeSoto                                  Savannah                GA      US      246
Hilton Sonoma County/Santa Rosa                         Santa Rosa              CA      US      246
Hilton San Diego/Del Mar                                Del Mar                 CA      US      245
Hilton Springfield                                      Springfield             VA      US      245
Hilton Northbrook                                       Northbrook              IL      US      244
Hilton Charlotte University Place                       Charlotte               NC      US      243
Hilton Houston Nassau Bay & Marina                      Houston                 TX      US      243
Hilton Danbury & Towers                                 Danbury                 CT      US      242
Hilton Novi                                             Novi                    MI      US      239
Hilton Tampa Airport Westshore                          Tampa                   FL      US      238
Hilton Melbourne Airport                                Melbourne               FL      US      237
Hilton Seattle                                          Seattle                 WA      US      237
Hilton Fort Lee at the George Washington Bridge         Fort Lee                NJ      US      236
Hilton Knoxville Airport                                Alcoa                   TN      US      236
Hilton Fayetteville                                     Fayetteville            AR      US      235
Hilton Tucson East                                      Tucson                  AZ      US      233
Hilton Grand Rapids Airport                             Grand Rapids            MI      US      226
Hilton Port of Los Angeles/San Pedro                    San Pedro               CA      US      226
Hilton Allentown                                        Allentown               PA      US      224
Hilton Carson Civic Plaza                               Carson                  CA      US      224
Hilton Atlanta Northwest                                Atlanta                 GA      US      222
Hilton Deerfield Beach/Boca Raton                       Deerfield Beach         FL      US      221
Hilton Inn North Little Rock Riverfront                 North Little            AR      US      220
Hilton St. Louis Airport                                St. Louis               MO      US      220
Hilton Oklahoma City Northwest                          Oklahoma City           OK      US      218
Hilton Lake Lanier Islands                              Lake Lanier             GA      US      216
Hilton Daytona Beach Oceanfront Resort                  Daytona Beach           FL      US      214
Hilton Toledo                                           Toledo                  OH      US      213
Hilton Arlington & Towers                               Arlington               VA      US      209
Hilton Greater Cincinnati Airport                       Florence                KY      US      206
Hilton Monterey                                         Monterey                CA      US      204
Hilton Akron/Fairlawn                                   Akron                   OH      US      203
Hilton Las Cruces                                       Las Cruces              NM      US      203
Hilton Whittier                                         Whittier                CA      US      202
Hilton Hot Springs Convention Center                    Hot Springs             AR      US      201

Hilton Waco                             Waco            TX      US      199
Hilton Southbury                        Southbury       CT      US      198
Hilton Woodbridge                       Iselin          NJ      US      198
Hilton Ocala                            Ocala           FL      US      197
Hilton Durham                           Durham          NC      US      194
Hilton Washington Embassy Row           Washington      DC      US      193
Hilton Sioux City                       Sioux City      IA      US      193
Hilton Cleveland South                  Cleveland       OH      US      191
Hilton Wilmington North                 Claymont        DE      US      190
Hilton Santa Maria                      Santa Maria     CA      US      190
Hilton Austin North & Towers            Austin          TX      US      189
Hilton Northfield                       Troy            MI      US      186
Hilton Mystic                           Mystic          CT      US      184
Hilton Houston Plaza                    Houston         TX      US      181
Hilton Bellevue                         Bellevue        WA      US      180
Hilton Lake Placid Resort               Lake Placid     NY      US      179
Hilton Oshkosh & Convention Center      Oshkosh         WI      US      179
Hilton Charlotte Executive Park         Charlotte       NC      US      178
Hilton Key West Resort & Marina         Key West        FL      US      178
Hilton Wilmington Riverside             Wilmington      NC      US      178
Hilton Oak Lawn                         Oak Lawn        IL      US      178
Interstone Partners I, LLP              Columbus        GA      US      177
Hilton Minneapolis North                Brooklyn        MN      US      176
Hilton Suites Lexington Green           Lexington       KY      US      174
Hilton Akron                            Akron           OH      US      173
Hilton Pikesville                       Baltimore       MD      US      171
Hilton Canton                           Canton          OH      US      170
Hilton Lynchburg                        Lynchburg       VA      US      167
Houston West Hilton Inn                 Houston         TX      US      165
Hilton Milwaukee River                  Milwaukee       WI      US      163
Oxnard Hilton Inn                       Oxnard          CA      US      160
Hilton Richmond Airport                 Sandston        VA      US      160
Hilton Santa Fe                         Santa Fe        NM      US      157
Hilton Columbia                         Columbia        MD      US      152
Hilton Suites Detroit Metro Airport     Romulus         MI      US      151
Hilton Pearl River                      Pearl River     NY      US      150
Hilton Galveston Island Resort          Galveston       TX      US      149
McAllen Airport Hilton Inn              McAllen         TX      US      149
Hilton Greenville                       Greenville      NC      US      141
Hilton Palm Beach Oceanfront Resort     Palm Beach      FL      US      134
Hilton Charleston Harbor Resort         Mount Pleasant  SC      US      131
Hilton Mexico City Airport              Mexico City             MX      129
Hilton Tampa Bay/
 North Redington Beach Resort           North           FL      US      125
Hilton Virginia Beach Oceanfront        Virginia Beach  VA      US      124
Hilton Melbourne Beach Oceanfront       Indialantic     FL      US      113
Hilton Longboat Key Beach Resort        Longboat Key    FL      US      102
Hilton University of Houston            Houston         TX      US       86
Sunset Key Guest Cottages at
 Hilton Key West Resort                 Key West        FL      US       37

                                OPTION ADDENDUM

Option Addendum to Master License Agreement (the "Agreement") dated December 23, 1998, by and between Hilton Hotels Corporation, a Delaware corporation ("HHC"), and CAIS, Inc., a Virginia corporation ("Licensee").

HHC and Licensee agree that HHC shall have the option (the "Five-Year Option") to modify certain terms and conditions of the Agreement, as specifically shown below. The Five-Year Term Option may be exercisable by Hilton any time during the First Year of the Agreement and shall be exercised by written notice to Licensee as defined in the Agreement.

1. Paragraph 1c of the Agreement shall be modified by deleting it in its entirety and substituting the following:

        a. At each of the (participating) Hotels, Licensee shall install the Service in all Meeting Rooms and in all Guest Rooms.

2. Paragraph 3a of the Agreement shall be modified by deleting it in its entirety and substituting the following:

        b. For each of the (participating) Hotels the Term shall be five (5) years from the date Option was exercised. Notwithstanding the foregoing, the Terms shall expire no later than December 31, 2005.

3. Paragraph 3b of the Agreement shall be modified by deleting it in its entirety and substituting the following:

        c. Hilton Hotels Corporation must specifically and individually approve the extension of the December 31, 2005 date as defined above in subparagraph 3a in the event Licensee and individual Hotels are planning to execute the Rider(s) after December 31, 1999.

4. Paragraph 3c of the Agreement shall be modified by deleting it in its entirety.

5. Paragraph 2 of the Rider to the Agreement shall be modified by deleting references to "Initial Term" and "Option".


                     /s/ [Initials Illegible]        /s/ [Initials Illegible]
                    ------------------------        ------------------------
                      Initials                       Initials

                                     0D-1

               PARTICIPATING HILTON HOTELS SITE ACKNOWLEDGEMENT
                                     RIDER

        THIS PARTICIPATING HILTON HOTELS SITE ACKNOWLEDGEMENT RIDER (the "Rider") dated _______________, 1998, is by and between [Hotel Name] (hereinafter referred to as "Hotel"), and CAIS, Inc., a Virginia corporation (hereinafter referred to as "Licensee").

                              W I T N E S S E T H

        WHEREAS, Licensee and Hilton Hotels Corporation have entered into that certain Master License Agreement dated ____________, 199_ (the "Agreement"); and

        WHEREAS, the Hotel is situated on the real property located at [Hotel Address]; and

        WHEREAS, Licensee has devised a commercial, high speed data communications service as more particularly defined in Paragraph 2 of the Agreement (the "Service") and desires to make the Service available to Licensor and third parties at Licensor Hotels; and

          WHEREAS, Hotel desires to have the Service available and Licensee desires to provide the Service to joint customers of Hotel and Licensee and other patrons; and


        NOW, THEREFORE, the parties acknowledge and agree as follows:

1. The terms and conditions of the Agreement fully apply in the Hotel (in the capacity of Licensor) and Licensee, which includes Licensee's obligation to provide insurance policies as defined in Paragraph 10 of the License Agreement and naming as "Additional Insureds" the following:

   a.
        -----------------

   b.
        -----------------

   c.
        -----------------


2. Commencement. Initial Term:______    Extended Term:______
   Expiration.   Initial Term:______    Extended Term:______


3. Allocation of Usage of Fees. Fees shall be paid by Licensee to Hotel in the
   ---------------------------
   manner defined in Paragraph 4 of the Agreement and calculated in accordance with Schedule A attached hereto and by this reference made an integral part hereof.

4. Installation. Following appropriate provisions of the Agreement:
   ------------

   a. Licensee will schedule the site survey and equipment installation of the Hotel at a time and date convenient to the Hotel.

        b. The Hotel shall have the opportunity to review the results of the site survey and approve plans prior to installation.

        c. Licensee will install its equipment at the Hotel at no cost to the Hotel in accordance with the Agreement.

        5.     Training. Licensee shall provide training to employees of the
               --------
            Hotel on the use and operation of the Service. All training will be provided to the Hotel for posting on the Hotel's intra-net web site for future reference. Licensee also shall provide Hotel with training manuals, collateral and help-line (technical support) for launch and as needed for maintenance. Licensee shall furnish to Hotel guidebooks for rooms, to include software directions, a product overview, and contact numbers for help. Personnel of Licensee shall be available twenty four (24) hours per day, 365 days per year for telephone consultation to provide further assistance to Hotel personnel regarding use and operation of the Service at no charge.

        6.     Equipment Indentification. The Parties agree that all the jacks
               -------------------------
            in each unit shall bear the logo(s) of the OverVoice System. The Parties agree that the start-up screen for Internet service shall bear the logo of OverVoice, the Hotel and such other logos as reasonably shall be agreed upon by the Parties as necessary (including in some cases the logo of the provider of the Client-Server Software).

        7.     Usage Fee. Subject to the provisions of Paragraph 4 (ix) of the
               ---------
            Agreement. Hotel and Licensee agree that: A. Guest Room Usage Fee shall be not less than $7.95 per day nor greater than $9.95 per day for unlimited use from a Guest Room in any given day with usage being tracked from noon until noon the next day.

            B. Meeting Room Usage Fees and time periods are defined in Schedule A and are due to Licensee without allocation to Licensor. Licensor shall be entitled to retain all sums in excess of such amounts it is able to charge for the Service.

8.   Power Consumption. Hotel shall provide at its sole cost electric power
     -----------------
supply suitable for the Service including recurring monthly charges to a maximum of Fifty Cents ($50/100) per installed guest and meeting rooms per month ($6.00 annual). Hotel reserves the right to charge Licensee for electrical usage in excess of such amount.

9. In the event Hilton Hotels Corporation exercises the Option Addendum, the Hotel shall be bound by the terms and conditions contained therein.
CAIS, Inc.,                             [Hotel Name]
A Virginia corporation

By: __________________________          By: __________________________
    __________________________              __________________________
    Its: __________________                 Its: __________________

                                  SCHEDULE A
                                  ----------
               For Hilton Hotels with 1,000 or More Guest Rooms
               ------------------------------------------------

        a. Usage Fees as defined in Section 4 of the Agreement shall be allocated between Hotel and Licensee as follows:

           i.  Guest Room Usage Fee Share

                        Year 1  Year 2  Year 3  Year 4  Year 5
                        ------  ------  ------  ------  ------
Hotel Share               *%      *%      *%      *%      *%

Licensee Share            *%      *%      *%      *%      *%

          ii. Meeting Room Usage Fee Share
          Fixed Payments to Licensee (Rate Applicable in Years 1 through 5):

128Kbps                 Rate Per day            Multi Day Cap**
-------                 ------------            -------------
CPU 1                        $  *                    $  *
Each Add'l CPU                  *                       *

1.5Mbps
-------
CPU 1                        $  *                    $  *
Each Add'l CPU                  *                       *

Additional bandwidth above 1.5Mbs to be negotiated on an individual property by property basis.

* Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

** The Multi-Day Cap is the maximum Usage Fee payable to Licensee with respect to a customer of the Hotel using the Service in a Meeting Room for more than one day in sequence (up to a maximum of 30 days).

                                  SCHEDULE A

                  For Hilton Hotels with 500-999 Guest Rooms
                  ------------------------------------------

        a. Usage Fees as defined in Section 3 of the Agreement shall be allocated between Hotel and Licensee as follows:

           i.  Guest Room Usage Fee Share

                        Year 1  Year 2  Year 3  Year 4  Year 5
                        ------  ------  ------  ------  ------
Hotel Share               *%      *%      *%      *%      *%

Licensee Share            *%      *%      *%      *%      *%

          ii. Meeting Room Usage Fee Share

          Fixed Payments to Licensee (Rate Applicable in Years 1 through 5):

128Kbps                 Rate Per day            Multi Day Cap**
-------                 ------------            -------------
CPU 1                        $  *                    $  *
Each Add'l CPU                  *                       *

1.5Mbps
-------
CPU 1                        $  *                    $  *
Each Add'l CPU                  *                       *

Additional bandwidth above 1.5Mbs to be negotiated on an individual property by property basis.

* Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

** The Multi-Day Cap is the maximum Usage Fee payable to Licensee with respect to a customer of the Hotel using the Service in a Meeting Room for more than one day in sequence (up to a maximum of 30 days).

                                  Schedule A
                                  ----------
                  For Hilton Hotels with 300-499 Guest Rooms
                  ------------------------------------------

        a. Usage Fees as defined in Section 3 of the Agreement shall be allocated between Hotel and Licensee as follows:

             i. Guest Room Usage Fee Share

                        Year 1  Year 2  Year 3  Year 4  Year 5
--------------------------------------------------------------
Hotel Share:            *%      *%      *%      *%      *%

Licensee Share:         *%      *%      *%      *%      *%

             ii. Meeting Room Usage Fee Share

             Fixed Payments to Licensee (Rate Applicable in Years 1 through 5):

128 Kbps                        Rate Per day            Multi Day Cap**
--------                        ------------            ---------------
CPU 1                           $          *            $            *
Each Add'l CPU                             *                         *

1.5Mbps
-------
CPU 1                           $          *            $            *
Each Add'l CPU                             *                         *

Additional bandwidth above 1.5 Mbs to be negotiated on an individual property by property basis.

* Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

** The Multi-Day Cap is the maximum Usage Fee payable to Licensee with respect to a customer of the Hotel using the Service in a Meeting Room for more than one day in sequence (up to a maximum of 30 days).

                                  SCHEDULE A
                                  ----------
               For Hilton Hotels with fewer than 300 Guest Rooms
               -------------------------------------------------

        a. Usage Fees as defined in Section 3 of the Standard Terms and
                                                     ------------------
Conditions shall be allocated between Hotel and Licensee as follows:
----------

           i.  Guest Room Usage Fee Share

                        Year 1  Year 2  Year 3  Year 4  Year 5
                        ------  ------  ------  ------  ------
Hotel Share               *%      *%      *%      *%      *%

Licensee Share            *%      *%      *%      *%      *%

          ii. Meeting Room Usage Fee Share

          Fixed Payments to Licensee (Rate Applicable in Years 1 through 5):

128Kbps                 Rate Per day            Multi Day Cap**
-------                 ------------            -------------
CPU 1                        $  *                    $  *
Each Add'l CPU                  *                       *

1.5Mbps
-------
CPU 1                        $  *                    $  *
Each Add'l CPU                  *                       *

Additional bandwidth above 1.5Mbs to be negotiated on an individual property by property basis.

---------------------
 * Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

** The Multi-Day Cap is the maximum Usage Fee payable to Licensee with respect to a customer of the Hotel using the Service in a Meeting Room for more than one day in sequence (up to a maximum of 30 days).